Exhibit 4.4

ANNEX VII

TO

BRIDGE LOAN AGREEMENT

SECURITY INTEREST AND PLEDGE AGREEMENT

SECURITY INTEREST AND PLEDGE AGREEMENT ("Pledge Agreement"), dated as of October 20, 2004, by and among the persons set forth on Schedule 1 (each a “Secured Party” and collectively, the “Secured Parties”), INFINIUM LABS, INC., a Delaware corporation having its principal executive offices at 2033 Main Street, Suite 1309, Sarasota, FL 34237 (the “Company” or the “Debtor”), TIMOTHY M. ROBERTS (the “Pledgor”) and KRIEGER & PRAGER, LLP, as agent for the Secured. Parties (the “Agent”).

RECITALS

A.

Reference is made to (i) that certain Bridge Loan Agreement of even date herewith (the “Loan Agreement”) to which the Company and the Secured Parties are parties, and (ii) the Transaction Agreements (as that term is defined in the Loan Agreement), including, without limitation, the Notes.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the relevant Transaction Agreements.

B.

Pursuant to the Transaction Agreements, the Debtor has certain obligations to the Secured Parties (all such obligations, the “Obligations”), including, but not limited to, obligations to pay principal and interest of the Notes on the Maturity Date The Note Obligations are personally guaranteed by the Pledgor (each such guaranty, a “Guarantee”).  The obligations of the Company and of the Pledgor under each Note and each related Guarantee are referred to collectively as the “Note Obligations.”

C.

To secure the Note Obligations,  the Pledgor has agreed to pledge certain shares of Common Stock of the Company held by the Pledgor to the Secured Parties as security for the performance of the Note Obligations.

D.

The Pledgor is a principal shareholder of the Debtor and has determined that it is in the Pledgor’s best interests, including to the benefit the other interests of the Pledgor in the Company, to provide the Guarantee pledge referred to herein.

E.

The Secured Parties are willing to enter into the Loan Agreement and the other Transaction Agreements only upon receiving Pledgor’s guarantee under the Guarantee and pledge of certain stock of the Company, as set forth in this Pledge Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Grant of Security Interest.

(a)

To secure the Note Obligations of Debtor and the Pledgor’s obligations under the Guarantee, the Pledgor hereby pledges to the Secured Parties (and to each of them based on the Lender’s Allocable Share of such Secured Party), all of the shares of Common Stock set forth on the attached Schedule 2 of this Agreement (the “Pledged Shares”).  Unless otherwise set forth on Schedule 2 of this Agreement, the Pledgor is the beneficial and record owner of the Pledged Shares set forth opposite such Pledgor’s name on such Schedule.  Such Pledged Shares, together with any substitutes therefor, or proceeds thereof, are hereinafter referred to collectively as the “Collateral.”

(b)

The Company represents and warrants to the Secured Parties that the Pledged Shares are duly authorized, validly issued, fully paid and non-assessable and that it will not permit the transfer of the Pledged Shares except in accordance with this Pledge Agreement while the same is in effect.

(c)

(i)

The Company has given written notice to the Transfer Agent regarding the creation of the security interest of the Secured Parties in the Collateral.  The Company has instructed the Transfer Agent (A) to record on its books the existence of such security interest with respect to the Pledged Shares, (B) to transfer Pledged Shares in accordance with the instructions of the Agent without further action of the Company, and (C) except upon such instructions of the Agent or until written notice is given by the Agent that such security interest has been released to the Pledgor in whole or in part, to not allow a transfer of the shares representing any part of the Collateral or to replace the certificates representing the Collateral.

(ii)

The Pledgor hereby consents to the provisions of the preceding subparagraph (i) and authorize the Company to provide such notice and instructions to the Transfer Agent.

(iii)

The Transfer Agent has confirmed to the Agent that (i) the Transfer Agent has received such notice and instructions and (ii) without the prior written consent of the Agent, the Transfer Agent will not take any action inconsistent with such notice or instructions.

2.

Obligations Secured.  During the term hereof, the Collateral shall secure the following:

(a)

The performance by the Company of the Note Obligations; and

(b)

The performance by the Pledgor of its obligations, covenants, and agreements under the Guarantee.

The obligations, covenants and agreements described in clauses (a) and (b) are the “Obligations.”

3.

Perfection of Security Interests.  Upon execution of this Pledge Agreement by the Debtor and the Pledgor,

(a)

the Pledgor shall deliver and transfer possession of the stock certificates identified opposite such Pledgor’s name on Schedule 2 of this Agreement (the “Pledged Certificates”), together with stock transfer powers duly executed in blank by the registered owner of the shares represented by such Certificates, with appropriate Medallion signature guaranty1

 (“Stock Powers”), to the Secured Parties to be held by the Agent, as agent for the Secured Parties.

(b)

The Collateral will be held by the Agent, to perfect the security interest of the Secured Parties, until the earlier of

 (i) the payment in full of all amounts due under the Note, or

(ii) foreclosure of Secured Party's security interests as provided herein.

(c)

The Debtor and the Pledgor, and each of them, hereby appoint Samuel M. Krieger or Ronald Nussbaum (each one of whom may act independently), as attorney-in-fact with powers of substitution, to execute all documents and perform all acts as Secured Party, may reasonably request in order to perfect and maintain a valid security interest for Secured Party in the Collateral.

4.

[Reserved].

5.

Pledgor’s Warranty.  The Pledgor represents and warrants hereby to the Secured Parties as follows with respect to the Pledged Shares set forth opposite such Pledgor’s name on Schedule 2 to this Agreement:

A.

With respect to title to the Transferred Shares

(i)

that upon transfer by Pledgor of such Pledgor’s Certificates and Stock Powers to Secured Parties pursuant to this Agreement at such time, if any, as contemplated hereby upon the occurrence of an Event of Default, the purchaser of the Pledged Shares or the Secured Party, as contemplated herein, as the case may be, will have good title (both record and beneficial) to the relevant Pledged Shares;

(ii)

that there are no restrictions upon transfer and pledge of the Pledged Shares pursuant to the provisions of this Agreement except the restrictions imposed by Rule 144 under the Securities Act of 1933;

1 The Medallion signature guaranty requirement will be satisfied by any other format for confirmation of the Pledgor’s signature which the Transfer Agent is willing to accept in connection with the transfer of the Pledged Shares to the Secured Parties, provided the Transfer Agent has confirmed such willingness to the Agent in writing.

(iii)

that the Pledged Shares are free and clear of any encumbrances of every nature whatsoever, such Pledgor is the sole owner of the Pledged Shares, and such shares are duly authorized, validly issued, fully paid and non-assessable,

(iv)

that such Pledgor has owned the Pledged Shares since the date specified on Schedule 2 to this Agreement and that such shares were fully paid for as of such specified date,

(v)

that such Pledgor agrees not to grant or create, any security interest, claim, lien, pledge or other encumbrance with respect to such Pledgor’s Pledged Shares or attempt to sell, transfer or otherwise dispose of any of such shares until the Obligations have been paid in full or this Agreement has terminated; and

B.

With respect to certain other matters:

(i)

that such Pledgor has made necessary inquiries of the Company and believes that the Company fully intends to fulfill and has the capability of fulfilling the Obligations to be performed by the Company in accordance with the terms of the Transaction Agreements,

(ii)

that the Pledgor is not acting, and has not agreed to act, in any plan to sell or dispose of the Pledged Shares in a manner intended to circumvent the registration requirements of the Securities Act of 1933, as amended, or any applicable state law,

(iii)

that Pledgor has been advised by counsel of the elements of a bona-fide pledge for purposes of Rule 144(d)(3)(iv) under the Securities Act of 1933, as amended, including the relevant SEC interpretations and affirms the pledge of shares by such Pledgor pursuant to this Pledge Agreement will constitute a bona-fide pledge of such shares for purposes of such Rule,

(iv)

that this Pledge Agreement constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws, now or hereafter in effect), and

(v)

that the Pledgor’s residence address and social security number are as provided under the Pledgor’s signature on the signature page hereof and that attached hereto is a true photocopy of the Pledgor’s current driver’s license.

6.

Reports under Securities Act and Exchange Act.  With a view to making available to Secured Party the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit Secured Party to sell securities of the Company to the public without Registration (“Rule 144”), the Company agrees to:

(i)

make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)

file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii)

until the  date when the Secured Party may sell all Registrable Securities under Rule 144 without volume or other restrictions or limits (the “Unrestricted Sale Date”), furnish to the Secured Party so long as the Secured Party owns or has a security interest in the Pledged Shares (a “Holder”), promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) if not available on the SEC’s EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Secured Party to sell such securities pursuant to Rule 144 without registration; and

(d)

at the request of any Holder, give its Transfer Agent instructions (supported by an opinion of Company counsel, if required or requested by the Transfer Agent) to the effect that, upon the Transfer Agent’s receipt from such Holder of

(i) a certificate (a “Rule 144 Certificate”) certifying (A) that the Holder’s holding period (as determined in accordance with the provisions of Rule 144) for the Pledged Shares which the Holder proposes to sell (the “Securities Being Sold”) is not less than (1) year and (B) as to such other matters as may be appropriate in accordance with Rule 144 under the Securities Act, and

(ii) an opinion of counsel acceptable to the Company (for which purposes it is agreed that Krieger & Prager LLP shall be deemed acceptable if not given by Company Counsel) that, based on the Rule 144 Certificate, Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective Registration Statement, the Transfer Agent is to effect the transfer of the Securities Being Sold and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent’s  books and records (except to the extent any such legend or restriction results from facts other than the identity of the Holder, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Securities Being Sold while held by the Holder). If the Transfer Agent reasonably requires any additional documentation at the time of the transfer, the Company shall deliver or cause to be delivered all such reasonable additional documentation as may be necessary to effectuate the issuance of an unlegended certificate.

7.

Voting Rights.  During the term of this Pledge Agreement and until such time as this Pledge Agreement has terminated or Secured Party has exercised its rights under this Pledge Agreement to foreclose its security interest in the Collateral, Pledgor shall have the right to exercise any voting rights evidenced by, or relating to, the Collateral.

8.

Warrants and Options.  In the event that, during the term of this Pledge Agreement, subscription, warrants, dividends, or any other rights or option shall be issued in connection with the Collateral, such warrants, dividends, rights and options shall be immediately delivered to Secured Party to be held under the terms hereof in the same manner as the Collateral.

9.

Preservation of the Value of the Collateral and Reimbursement of Secured Party.  Pledgor shall pay all taxes, charges, and assessments against the Collateral and do all acts necessary to preserve and maintain the value thereof.  On failure of Pledgor so to do, Secured Party may make such payments on account thereof as (in Secured Party's discretion) is deemed desirable, and Pledgor shall reimburse Secured Party immediately on demand for any and all such payments expended by Secured Party in enforcing, collecting, and exercising its remedies hereunder.

10.

Default and Remedies.

(a)

For purposes of this Agreement, “Event of Default” shall mean any one or more of the following events:

(i)

any default in the performance by the Company or the Pledgor of any of the Note Obligations or the Guarantee, as the case may be, after the expiration, without cure, of the cure period (but only if any such cure period is specifically provided in the Transaction Agreements and without any regard to any cure period if no such cure period is provided; it being specifically acknowledged by the Company and the Pledgor that all payment obligations are time of the essence obligations, with no cure periods provided), or

(ii)

a breach by a Pledgor of any of such Pledgor’s representations, warranties, covenants or agreements in this Pledge Agreement.

(b)

During the term of this Pledge Agreement, the Secured Party shall have the following rights after any Event of Default and for so long as the Obligations are not satisfied in full:

(i)  the rights and remedies provided by the Uniform Commercial Code as adopted by the State of New York (as said law may at any time be amended), except that the Secured Party waives any right to a deficiency pursuant to Section 9-608 thereof or otherwise;

(ii)  the right to receive and retain all dividends, payments and other distributions of any kind upon any or all of the Pledged Shares as additional Collateral;

(iii)  to the extent of the Lender’s Allocable Share of the Secured Party, the right to cause any or all of the Pledged Shares and all additional Collateral to be transferred to its own name and have such transfer recorded in any place or places deemed appropriate by Secured Party; and

(iv)  the right to sell, at a public or private sale, to the extent of the Lender’s Allocable Share of the Secured Party, the Collateral or any part thereof for cash, upon credit or for future delivery, and at such price or prices in accordance with the Uniform Commercial Code (as such law may be amended from time to time); it being understood that one or more of the Secured Parties may, but shall not be required to, take such actions jointly.  Upon any such sale, Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.  Secured Party shall give the Pledgor not less than ten (10) days written notice of its intention to make any such sale.  Any such sale shall be held at such time or times during ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale.  Secured Party may adjourn or cancel any sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.  In case of any sale of all or any part of the Collateral upon terms calling for payments in the future, any Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall incur no liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice.  Secured Party, however, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interest and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction, the Pledgor having been given due notice of all such action.  Secured Party shall incur no liability as a result of a sale of the Collateral or any part thereof.

11.

Waiver.  Each of the Debtor and the Pledgor waives any right that it may have to require Secured Party to proceed against any other person, or proceed against or exhaust any other security, or pursue any other remedy Secured Party may have.

12.

Term of Agreement.  This Pledge Agreement shall continue in full force and effect until the earlier of the payment in full of the Notes.  If the Notes are paid in full, the security interests in the relevant Collateral shall be deemed released, and any portion of the Collateral not transferred to or sold by any one or more Secured Parties shall be returned to the Pledgor (and for such purpose, delivery to Darrin Ocasio, Esq., of Sichenzia Ross Friedman Ference LLP of New York, NY shall deemed to comply with such return requirement).  Upon termination of this Pledge Agreement, the relevant Collateral shall be returned within five (5) Trading Days to Debtor or to the Pledgor, as contemplated above.

13.

Provisions Affecting the Agent.

(a)

The Agent is acting as agent for the Secured Parties solely for the administrative convenience of the Debtor, the Pledgor and the Secured Parties.

(b)

The Agent is authorized to execute and file any and all financing statements desired to be filed by the Secured Parties to reflect the security interest in the Collateral in any and all jurisdictions.  For such purposes, each of the Debtor and the Pledgor irrevocably appoints the Agent (acting by Samuel M. Krieger or Ronald Nussbaum, or either one of them), with full power of substitution to execute and file such financing statements naming the Debtor and the Pledgor as debtors thereon.

(c)

Reference is made to the provisions of Sections 2 through 12, inclusive of the Joint Escrow Instructions.  All such provisions are incorporated herein by reference as if set forth herein in full, except that, for such purposes, the references therein to (i) the “Escrow Agent” shall be deemed to be references to the “Agent” under this Pledge Agreement, (ii) the “Company” shall be deemed to be references to the Debtor and to the Pledgor under this Pledge Agreement, and (iii) each “Lender” shall be deemed to be references to each Secured Party under this Pledge Agreement.

14.

General Provisions:

14.1

Binding Agreement; No Modification of Transaction Agreements.  This Pledge Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties hereto.  Except to the extent specifically provided herein, nothing in this Pledge Agreement shall limit or modify any provision of any of the Transaction Agreements

14.2

Captions.  The headings used in this Pledge Agreement are inserted for reference purposes only and shall not be deemed to define, limit, extend, describe, or affect in any way the meaning, scope or interpretation of any of the terms or provisions of this Pledge Agreement or the intent hereof.

14.3

Counterparts.  This Pledge Agreement may be signed in any number of counterparts with the same effect as if the signatures upon any counterpart were upon the same instrument.  All signed counterparts shall be deemed to be one original.  A facsimile transmission of this signed Pledge Agreement shall be legal and binding on all parties hereto.

14.4

Further Assurances.  The parties hereto agree that, from time to time upon the written request of any party hereto, they will execute and deliver such further documents and do such other acts and things as such party may reasonably request in order fully to effect the purposes of this Pledge Agreement. The Transfer Agent Instructions annexed hereto are deemed an integral part of this Pledge Agreement.

14.5

Waiver of Breach.  Any waiver by either party of any breach of any kind or character whatsoever by the other, whether such be direct or implied, shall not be construed as a continuing waiver of or consent to any subsequent breach of this Pledge Agreement.

14.6

Cumulative Remedies.  The rights and remedies of the parties hereto shall be construed cumulatively, and none of such rights and remedies shall be exclusive of, or in lieu or limitation of any other right, remedy, or priority allowed by applicable law.

14.7

Amendment.  This Pledge Agreement may be modified only in a written document that refers to this Pledge Agreement and is executed by Secured Party, the Pledgor and the Debtor.

14.8

Interpretation.  This Pledge Agreement shall be interpreted, construed, and enforced according to the substantive laws of the State of New York.

14.9

Governing Law.  This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Pledge Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

14.10

WAIVER OF JURY TRIAL.  The parties to this Pledge Agreement hereby waive a trial by jury in any action, proceeding or counterclaim brought by any of them against any other in respect of any matter arising out or in connection with this Pledge Agreement.

14.11

 Notice.  Any notice or other communication required or permitted to be given hereunder shall be effective upon receipt.  Such notices may be sent (i) in the United States mail, postage prepaid and certified, (ii) by express courier with receipt, (iii) by facsimile transmission, with a copy subsequently delivered as in (i) or (ii) above.  Any such notice shall be addressed or transmitted as follows:

If to Pledgor, to:

Timothy M. Roberts

511 Harbor Gate Way

Longboat Key, FL 34228

Tel:  (941) 383-2940

Fax:  (   )    -

If to the Debtor, any Secured Party, or the Agent, to

the addresses of the Company, the relevant Lender and the Escrow Agent, respectively, as provided by the Loan Agreement.

Any party may change its address by notice similarly given to the other parties (except that a Secured Party need not give notice to other Secured Parties).

14.12

Acknowledgement by Debtor and Pledgor.  In the event that any provision of the Transaction Agreements, the Guarantee or this Pledge Agreement as applied to any party or circumstances shall be adjudged by a court to be invalid or unenforceable, each of the Debtor or the Pledgor, as the case may be, acknowledges and agrees that this Pledge Agreement shall remain valid and enforceable in all respects against the Debtor and the Pledgor.

 [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.

  THE SIGNATURES OF THE PARTIES ARE ON THE NEXT PAGE.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day, month and year first above written.

SECURED PARTIES (named in Schedule 1):

By:  Krieger & Prager LLP, as their agent

By:_________________________________________

DEBTOR:

INFINIUM LABS, INC.

By:__________________________________________

Its: _______________

PLEDGOR:

__________________________________________

Tim Roberts

Residence Address:

511 Harbor Gate Way

Longboat Key, FL 34228

Social Security No.:

###-##-####

AGENT:

KRIEGER & PRAGER, LLP

By:_________________________________________

SCHEDULE 1

The Secured Parties are:

Name	Address
Hazinu Ltd	5 St. Kilda Road Victoria, Australia

The “Lender’s Allocable Share” of each Secured Party is determined as provided in the Loan Agreement.

SCHEDULE 2

The following shares are pledged hereunder as the Pledged Shares, each certificate in the name of:

Holder’s Name

       Certificate No.

No. of Shares               Date of Acquisition1

Timothy M. Roberts

3155-9

1,000,000

January 20, 2004

Timothy M. Roberts

3156-7

1,000,000

January 20, 2004

Timothy M. Roberts

3157-5

1,000,000

January 20, 2004

___________

Total:

3,000,000 shares

Footnotes

1This is date shares were originally acquired by Pledgor.  The specific stock certificates were issued Sept.  20, 2004 in exchange for Pledgor’s submission of one or more previously issued certificates.